WRITTEN CONSENT OF DIRECTORS

OF

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

December 7, 2007

The undersigned, being the Directors of Famous Uncle Al’s Hot Dogs & Grille, Inc., a Delaware corporation (the “Company”) do hereby adopt by this Written Consent, pursuant to the Delaware Business Corporation Code and in lieu of a meeting of the Board of Directors of the Company, the resolutions set forth below.

WHEREAS The Company has formed an Advisory Board to provide counsel and guidance to management regarding the business of the Company. The members of the Advisory Board shall be appointed by the Board of Directors. The term of each Advisory Board member shall be one year, unless otherwise determined by the Board of Directors.

WHEREAS The Company hereby appoints the following persons to the Advisory Board;

1)

N.Scott Fine

2)

John Kolaj

NOW THEREFORE BE IT RESOLVED, the Board of Directors authorizes the above appointments.

EXECUTED as of the date set forth above.

By:

/s/   Dean Valentino

Dean Valentino,  Director

By:

/s/   Paul Esposito

Paul Esposito,   Director